As filed with the Securities and Exchange Commission on August 10, 2004
                                                   Registration No.   333-104363

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                             CORDEXA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      7370                       98-0383602
(State or Other Jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
     of Incorporation or            Classification Code           Identification
        Organization)                   Number)                       Number)
                             ----------------------

                        750 West Pender Street, Suite 601
                          Vancouver, BC V6C 2T7 Canada
                                 (604) 647-1180
          (Address and Telephone Number of Principal Executive Offices
                         and Principal Place of Business

                             ----------------------
                          Scott Kerr, President and CEO
                             Cordexa Holdings, Inc.
                        750 West Pender Street, Suite 601
                          Vancouver, BC V6C 2T7 Canada
                                 (604) 647-1180
            (Name, Address and Telephone Number of Agent for Service)
                             ----------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            Adam S. Gottbetter, Esq.
                             Kevin F. Barrett, Esq.
                           Gottbetter & Partners, LLP
                         488 Madison Avenue, 12th Floor
                            New York, New York 10022
                                 (212) 400-6900
                             ----------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                            CALCULATION OF REGISTRATION FEE

                                                        PROPOSED                 PROPOSED
TITLE OF EACH CLASS                AMOUNT TO BE      MAXIMUM OFFERING        MAXIMUM AGGREGATE          AMOUNT OF
OF SECURITIES TO BE REGISTERED     REGISTERED       PRICE PER SHARE (1)      OFFERING PRICE (1)      REGISTRATION FEE
Common Stock, $.001 par value       1,026,500       $      .10                $   102,650             $    81
TOTAL                               1,026,500       $      .10                $   102,650             $    81(2)


(1)     Estimated  solely  for  purposes  of  computing  the  registration  fee.
(2)     Registration  fee  was  paid  when Form SB-2 was filed on April 8, 2003.

                          ---------------------------

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION.  DATED ___________, 2004


                                                                      PROSPECTUS
                             CORDEXA HOLDINGS, INC.

                        1,026,500 SHARES OF COMMON STOCK

                          ---------------------------

     This prospectus relates to the sale of 1,026,500 shares of our common stock by the selling stockholders named on page 26 The selling stockholders will sell the shares from time to time at $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no set minimum or maximum number of shares that can be purchased by an investor. There is no assurance that our common stock will be included on the OTCBB. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering. This is the initial registration of any of our shares. This offering will end on the earlier of the sale of all 1,206,500 shares offered, two years from the date of this prospectus, or the date on which all the selling stockholders may sell all of the shares offered without restriction pursuant to Rule 144.


     No  public  market  currently  exists  for  our  shares  of  common  stock.

                          ---------------------------

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

                 THE DATE OF THIS PROSPECTUS IS __________, 2004

                          ---------------------------

                                TABLE OF CONTENTS

                                                               Page
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Selected Historical Financial Data . . . . . . . . . . . . . .   6

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Risks Concerning Our Business . . . . . . . . . . . . . .   7
     Risks Concerning This Offering. . . . . . . . . . . . . .   8

Cautionary Note Regarding Forward-Looking Statements . . . . .  10

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .  10

Determination of Offering Price. . . . . . . . . . . . . . . .  11

Capitalization . . . . . . . . . . . . . . . . . . . . . . . .  11

Description of Business. . . . . . . . . . . . . . . . . . . .  11

Plan of Operation. . . . . . . . . . . . . . . . . . . . . . .  17

Directors, Executive Officers, Promoters and Control Persons .  18

Executive Compensation . . . . . . . . . . . . . . . . . . . .  20

Security Ownership of Certain Beneficial Owners and Management  21

Certain Relationships and Related Transactions . . . . . . . .  22

Market for Common Equity and Related Stockholder Matters . . .  23

Description of Securities. . . . . . . . . . . . . . . . . . .  23

Selling Stockholders . . . . . . . . . . . . . . . . . . . . .  26

Plan of Distribution . . . . . . . . . . . . . . . . . . . . .  28

Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .  30

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Commission  Position on  Indemnification . . . . . . . . . . .  30

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . .  33

Where You Can Find Additional Information. . . . . . . . . . .  33

Consolidated Financial Statements. . . . . . . . . . . . . . .  34


                                    SUMMARY

     This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors".

BUSINESS

     We are a development stage company that, through our wholly owned subsidiary, Cordexa Networks Corp., offer a variety of Internet services including website hosting, application hosting and electronic mail ("email") services. We commenced operations during the third quarter of 2003, in that we have contracted with customers, entered into certain marketing partnership agreements, completed the construction of our website, and have commenced general advertising to promote our business. Our principal executive offices are located at 750 West Pender Street, Suite 601, Vancouver, BC V6C 2T7, Canada and our phone number there is (604) 647-1180.

                                  THE OFFERING

Shares offered by the selling stockholders. . .  1,026,500

Common  stock  outstanding. . . . . . . . . . .  5,026,500

Use  of proceeds. . . . . . . . . . . . . . . .  The selling  stockholders  will receive  the  net proceeds from
                                                 the  sale  of  shares.  We will
                                                 not receive any of the proceeds
                                                 from the sale of shares offered
                                                 by  this  prospectus.

                      SUMMARY OF HISTORICAL FINANCIAL DATA

     The following table sets forth selected financial information regarding Cordexa Holdings, Inc, from inception on October 15, 2002 to June 30, 2003, and for the nine months ended March 31, 2004 (unaudited). All of this information was derived from our financial statements appearing elsewhere in this prospectus. You should read this selected financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

                          Cordexa Holdings, Inc. and Subsidiary
                           Selected Historical Financial Data

                                                   For the nine months   From Inception on
                                                     ended March 31,      October 15, 2002
                                                          2004                   to
June 30, 2003
(unaudited)
Statement of Operations Data:
  Total Revenue                                   $              5,120   $               -
  Net Loss                                                     (22,888)            (86,861)
  Net Loss Per Common Share - Basic and Diluted                 (0.005)              (0.02)
  Weighted Average Common Shares                             5,026,000           4,857,971
        Outstanding - Basic and Diluted                      5,026,000           5,026,500

Balance Sheet Data:
  Cash                                            $                698   $           3,067
  Working Capital                                              (10,489)
  Total Assets                                                   3,284               5,724
  Total Stockholders' Deficit                                  (20,038)             (8,092)


                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. These risks and uncertainties are not the only ones we face. Unknown additional risks and uncertainties, or ones that we currently consider immaterial, may also impair our business operations.

     If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.

                          RISKS CONCERNING OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY. WE HAVE A LIMITED OPERATING HISTORY FOR YOU TO USE TO EVALUATE OUR BUSINESS. THIS MAKES AN EVALUATION OF OUR BUSINESS DIFFICULT.

     We are a development stage company and have a limited operating history upon which an evaluation of our business prospects can be based. Our operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products and technologies.

     Because we have limited operations, it is difficult to evaluate our proposed business and prospects. Our revenue and income potential is unproven and our business model is still emerging. We cannot assure investors that we will attract consumers, establish a sizable market share or achieve significant revenues or operating margins in future periods. We cannot guarantee that we will ever achieve commercial success.

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS, UPON WHICH WE ARE LIKELY TO BE HIGHLY DEPENDENT.

     Based on our current business plan, we anticipate that our current capital resources will allow us to meet our cash requirements for the next 12 months. However, no assurance can be given that our current capital resources will be sufficient for the next 12 months or that any unforeseen circumstances or change in our planned operations would not consume available resources more rapidly than anticipated. Should such additional finances be necessary, we plan to raise funds through equity or debt financings and/or traditional bank financing, or a combination of both, which may have the effect of diluting the holdings of existing stockholders. No assurance can be given that financing will be available when needed or that such financing will be available on commercially reasonable terms. If adequate funds are not available, we may be required to delay or terminate expenditures to develop and commercialize our objectives, which would have a material adverse effect on our business.

OUR FUTURE SUCCESS IS DEPENDENT ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR EXECUTIVE OFFICERS AND KEY EMPLOYEES, AND OUR ABILITY TO ATTRACT AND RETAIN SKILLED PERSONNEL.

     Our future success depends, in significant part, on the continued service and performance of Scott Kerr, our Chief Executive Officer and President, and Todd Cusolle, our Chief Financial Officer, Executive VP-Technology and Secretary, who possess extensive expertise in various aspects of our business. We cannot assure you that either of these individuals will be able to fulfill their responsibilities adequately or, if either of them chose to leave us, that we would be able to find an appropriate replacement for either of them. Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan. It could also result in our failure to maintain our relationship with our provider of Internet access which is critical to our success. We do not presently maintain key-man life insurance policies on any of our officers. Our success also depends on our ability to hire, train, retain and manage highly skilled employees. We cannot assure you that we will be able to attract and retain a sufficient number of qualified employees or that we will successfully train and manage the employees we hire.

SCOTT  KERR'S  CONFLICT  OF  INTEREST.

     Scott Kerr, our Chief Executive Officer, President and a Director, is involved in one other service venture on a part-time basis. This venture is NES Worldwide, Inc. Although this venture does not involve website hosting or any other services offered by us, it will put a serious constraint on Mr. Kerr's time and his availability to address matters concerning our business. This may negatively affect our operations and our ability to earn revenues. We do not believe that this venture will cause other conflicts of interest. (See Mr. Kerr's biographical information below under "Directors, Executive Officers, Promoters and Control Persons.")

WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR AUDITORS INDICATING THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE CAN REMAIN IN BUSINESS.

     Our auditors indicated, in their report dated October 8, 2003, that there was substantial doubt as to our ability to continue as a going concern as a result of our net losses from operations, and that our ability to continue as a going concern is dependent upon management and/or significant shareholders providing us with sufficient working capital to preserve our integrity. No assurances can be given that we will obtain additional financing or achieve profitability. Unless we are able to do so, we will not be able to remain in business.

                         RISKS CONCERNING THIS OFFERING

OUR  MAJORITY  STOCKHOLDER,  51ST  STATE  SYSTEMS,  INC.,  BENEFICIALLY  OWNS
APPROXIMATELY 75.6% OF OUR OUTSTANDING COMMON STOCK; ITS INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY 51ST STATE SYSTEMS COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

     As of August 10, 2004 51st State Systems, Inc., was the beneficial owner of approximately 75.6% of our common stock. As a result, it has significant ability to:

     -    elect or defeat the election of our directors;

     - amend or prevent amendment of our certificate of incorporation or by-laws;

     - effect or prevent a merger, sale of assets or other corporate transaction; and

     - control the outcome of any other matter submitted to the stockholders for vote.

     As a result of its ownership, 51st State Systems is able to take stockholder actions in conformance with Section 228 of the Delaware General
Corporation Law and our Certificate of Incorporation, which permits any stockholder action that may or is required to be taken at an annual or special meeting of the stockholders, to be taken without prior notice and without a vote of all of our stockholders. 51st State Systems has the ability to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. If you purchase shares of our common stock in this offering, you may have no effective voice in our management. In addition, sales of significant amounts of shares held by 51st State Systems, or the prospect of these sales, could adversely affect the market price of our common stock. 51st State Systems' stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

THE  "PENNY  STOCK"  RULES  COULD  MAKE SELLING OUR COMMON STOCK MORE DIFFICULT.

     If our common stock does become publicly traded, it is likely that it will be considered a "penny stock," which generally is a stock trading under $5.00 and not registered on national securities exchanges or quoted on the national NASDAQ market. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. This often has the result of reducing trading in such stocks and making it more difficult for investors to sell their shares. Prior to a transaction in a penny stock, a broker-dealer is required to:

     - deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

     - provide the customer with current bid and offer quotations for the penny stock;

     - explain the compensation of the broker-dealer and its salesperson in the transaction;

     - provide monthly account statements showing the market value of each penny stock held in the customer's account; and

     - make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These requirements may have the effect of reducing the liquidity of penny stocks. If our common stock is subject to the penny stock rules, investors may find it more difficult to sell their shares.

WE MAY NOT QUALIFY FOR OVER-THE-COUNTER BULLETIN BOARD INCLUSION, AND THEREFORE YOU MAY BE UNABLE TO SELL YOUR SHARES.

     Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the Over-the-Counter Bulletin Board ("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, and the company is current in its periodic securities reporting obligations. We have engaged a broker/dealer who has filed a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of our common stock on the OTCBB. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, any of our securities are not eligible for quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling them should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the shares. The above-described rules may materially adversely affect the liquidity of the market for our securities. (See "Plan of Distribution.") In addition, the price of the shares, after the offering, can vary due to general economic conditions and forecasts, our general business condition, the release of our financial reports, and because our principals may sell shares they owned before the offering into any market that develops.

IF YOU REQUIRE DIVIDEND INCOME, YOU SHOULD NOT RELY ON AN INVESTMENT IN CORDEXA HOLDINGS, INC.

     We do not anticipate paying cash dividends in the foreseeable future. Our ability to pay dividends is dependent upon our ability to operate profitably. We may never become profitable. Even if we do become profitable, we expect that any earnings will be retained for development and expansion of our business. If you require dividend income, you should not expect to receive any cash dividends as a stockholder of Cordexa Holdings, Inc.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this prospectus. For this purpose, any statements contained in this prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may," "will," "intend," "expect," "believe," "anticipate," "could," "estimate," "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholders' shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling stockholders.

                         DETERMINATION OF OFFERING PRICE

     As there is no public market for the shares, the offering price we used is the price that the selling stockholders paid for their shares and bears no relationship to our assets, book value or prospective earnings or any other recognized criteria of value.


                                 CAPITALIZATION

     The following table sets forth our capitalization as of March 31, 2004 (unaudited).

Long Term Liabilities                                                         $      0

Stockholders' Equity:
      Common stock, $.001 par value; authorized 100,000,000 shares,              5,027
       issued and outstanding 5,026,500 shares
      Preferred stock, $.0001 par value; authorized 5,000,000 shares, issued       -0-
       and outstanding
      Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . .    89,042
      Accumulated Deficit. . . . . . . . . . . . . . . . . . . . . . . . . .  (114,010)
                                                                              ---------
Total stockholders' deficit                                                    (19,941)
                                                                              ---------
Total capitalization                                                          $(19,941)
                                                                              ---------


                             DESCRIPTION OF BUSINESS

GENERAL

     Cordexa Holdings, Inc. (the Company") was incorporated in Delaware on October 15, 2002 and conducts operations through its wholly-owned subsidiary, Cordexa Networks Corp., a Canadian corporation, incorporated on December 5, 2002. Where the context requires, references the Company, "we" or "us" throughout this document include reference to Cordexa Networks Corp.

     We are a development stage company and have limited operations and revenues to date. We offer businesses and individual professionals that seek to establish or reassess their presence on the web with website hosting, and application hosting packages The principal services we offer are:

     -    website  hosting  and  application  hosting  services;  and

     -    e-mail  and  related  services  such  as  mailing  list  management.

     Website hosting is the business of housing, serving, and maintaining files for one or more websites. More important than the computer space that is provided for website files is the fast connection to the Internet. Most website hosting services offer connections on high-speed lines. Typically, an individual business hosting its own site would require a similar connection and it would be expensive. Using a hosting service lets many companies share the cost of a fast Internet connection for serving files.

     We have entered into an agreement with 51st State Systems, Inc. pursuant to which they have agreed to provide us with facilities to manage and operate our computers and access a high-speed internet connection. Specifically, 51st State Systems provides: square footage, power, high-speed Internet access, and access to their building's communication wiring and back-up power systems, so as to allow us to operate our computers and access the Internet. 51st State Systems, Inc. is also a major shareholder of the Company. The duration of the agreement is for an initial two (2) years. The fee for 51st State Systems, Inc.'s services is $1,000 (Canadian Dollars) per month. If our contract with 51st State Systems, Inc. were to be terminated or if the cost were substantially raised, we would have to find another company to provide these facilities and services. Other companies offering 51st State's facilities and services exist in the geographic area Cordexa operates. If the Company had to change service providers, our ability to maintain competitive prices and continuity of service to our customers would not be materially or adversely affected.

SALES  AND  MARKETING

     Our revenues come from monthly hosting and maintenance contracts that we require our customers to enter into with us. This is to provide us with what is commonly referred to as "recurring revenue." To date, our customers have been smaller sized businesses and individual professionals and we anticipate that a majority of our customers will be similarly sized. Therefore, to a large extent, our ability to grow depends upon the level at which we can attract new customers and bind them to our hosting and maintenance agreements.

     We have invested in traditional print media and promotional activities to establish and increase awareness of our services, product enhancements and promotional offerings and to generate sales. To generate sales leads in a cost efficient manner, we also plan to place advertisements on high volume websites and purchase targeted keywords on popular search engines.

     We also plan to invest in a public relations effort for media relations, industry analyst relations and speaking engagements. We intend to establish and maintain relations with journalists and industry analysts to secure unbiased, third-party endorsements for our services and to pursue coverage by online publications, search engines and directories. In addition, we expect our employees to actively participate in industry events and conferences.

     To enhance the effectiveness of our marketing efforts, we have established co-marketing relationships to promote our planned services (See Partnership Section). We also plan on developing co-marketing relationships with domain registries, small business services, and mid-tier IT consulting companies, as well as with companies that occupy adjacent positions to ours on the "value chain" of services (for example, partnerships with large hardware and consulting services companies.)

PARTNERSHIPS

     We have entered into co-marketing agreements with companies such as Canada Wired Internet Services Ltd., NetNation Communication Inc., and IBM Canada Ltd. (each a "Marketing Partner" or collectively "Marketing Partners") for the purpose of building mutually beneficial strategic relationships. The Marketing

Partners have agreed to work with us on a preferred, but non-exclusive basis to develop specific business opportunities and mutual commitments that contribute to the execution of each of our business plans, including, the introduction of our hosting services to their customers. These agreements are non-binding, but set out clear roles and objectives for each party. The primary focus of these co-marketing agreements is to create mutual business opportunities, which will be achieved by:

     - each Marketing Partner selecting us as a preferred but non-exclusive supplier of web hosting and application hosting services;

     - we will select each Marketing Partner as a preferred but non-exclusive supplier of a product or service that can complement our offerings;

     - we will provide "inside" pricing to each Marketing Partner on a project-by-project basis. The Marketing Partner can pass this pricing on to their client, or "mark-up" our price and claim the margin as their own

     - we and each Marketing Partner will identify and develop joint opportunities to provide customer solutions to each other's customers and prospects; and

     - we and each Marketing Partner will participate in joint press releases and other promotional activities on a mutually agreed basis, including event sponsorships, promotions, trades shows, and other joint activities.

     Each agreement has a planned duration of one year with annual renewals to be confirmed at the end of each year of the agreements.

     These agreements are not binding on us or the Partners, and neither we nor the Partners will have any legal obligation to the other, nor will have any legal recourse to the other if the business opportunities are not achieved. Traditionally, the Marketing Partners, and other companies of similar size and reputation, have not entered into definitive and/or exclusive agreements with development stage companies. However, if an alliance is presented to them, and it is believed that such a relationship would be advantageous to them, a non-binding agreement will be executed to memorialize an sincere effort between the two Marketing Partners to develop business opportunities that are mutually beneficial. Our management is excited for this opportunity. The Marketing Partners have expressed intentions to use their best efforts to commit to the strategies contemplated in the agreements. Moreover, we meet with the Partners on a monthly basis to exchange opportunity leads and ideas, and discuss potential business prospects.

OUR  SERVICES

Website  Hosting  and  Application  Hosting  Services
-----------------------------------------------------

     We offer our customers several options for hosting their websites. These customers can either share space on a server which also hosts the websites of other customers, or for a higher fee, have access to a dedicated server (a server which does not share space with anyone else).

     We also offer customers the convenience of a limited free monthly update to their website, which will be included in the hosting cost. The extent of the free update we provide, depends on the hosting plan and is not able to be carried forward if it is not used in any given month. The free update is expected to encourage customers to keep their website up-to-date with their most current information.

Other  Services
---------------

     We plan to offer a variety of other services to enable communication over the Internet. These include virtual hosting of electronic mail, which allows users to maintain their own domains while housing their e-mail on our servers. We also intend to offer the filtering of unsolicited e-mail. We intend to charge a monthly user fee per package, which will vary from $5 to $25 depending on the complexity of the offering.

INDUSTRY  BACKGROUND

     The Internet is a global network of multiple private and public networks that use standardized communication protocols to communicate with each other. The Internet has become an important communication and commercial medium and presents a significant opportunity for associations and businesses to interact in new and different ways with a larger number of members, customers, employees, suppliers and partners. As use of the Internet grows, associations and businesses are increasing the breadth and depth of their Internet product and service offerings. Pioneering Internet-based organizations have developed Internet products and services in areas such as finance, insurance, media, tourism, retail and advertising. Other organizations have begun to use the Internet for an expanding variety of applications, ranging from corporate or association publicity and advertising, to sales, distribution, customer service, employee training and communication with partners. Increasingly, Internet operations are becoming mission-critical for many of these enterprises. To ensure the reliability of their Internet operations, enterprises are requiring that these operations have high performance standards, scalability and expert management 24 hours a day, 7 days a week.

     Enterprises generally utilize two types of Internet services: connectivity and value-added services. We plan to provide companies with value-added services such as web hosting and application hosting services that improve their internal and external operations. These value-added services represent one of the fastest growing segments of the Internet services market. The availability of Internet access, the advancements in technologies required to navigate the Internet and the proliferation of content and applications available over the Internet have attracted a growing number of Internet users.

     The web hosting provider market is segmented into large national or multinational providers with large high-speed networks and regional or local hosting companies, who typically rely upon the larger networks for Internet connectivity. The larger web hosting companies, like MCI or Global Crossing are referred to as "tier one" networks, which exchange Internet traffic cost-free, at multiple public peering points, as well as through private peering arrangements.

     As is typical in the case of a new and rapidly evolving industry, the Internet is characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions. Demand for recently introduced products and services are subject to a level of uncertainty.

COMPETITION

     The business of providing web hosting services is highly competitive and there are no substantial barriers to entry. There are thousands of competitors and we are at the bottom in terms of size. We believe that competition will intensify in the future and our ability to successfully compete depends on a number of factors, including:

     - the capacity, reliability and security of the network with which we interconnect;

     -    the  pricing  structure  of  our  services;

     -    expansion  of  the  variety  of  services  which  we  offer;

     -    our  ability  to adapt our services to new technological developments;

     -    our  ability  to  implement broad and effective distribution channels;
          and

     -    principal  market  and  economic  trends.

Current  and  prospective  competitors  include:

     -    national,  regional  and  local  web  hosting  companies;

     -    website  hosting  providers;  and

     - Free web hosting services and communities such as Yahoo's Geocities, MSN and Tripod.

     As a web hosting provider we will compete with large national and global companies like Interland, MCI, EarthLink, Homestead, Network Solutions, and thousands of smaller hosting companies.

     Our competitors have significantly greater revenues than we have and may be able to expand their network infrastructures and service offerings more quickly. They may also bundle other services with their website hosting or application hosting services, which could allow them to reduce the relative prices of their website hosting and/or application hosting services beyond levels that we could compete with, and generally adopt more aggressive pricing policies. For example, they may offer both e-mail service and web hosting for a price comparable to what we plan to offer web hosting for. In addition, some competitors have entered and will likely continue to enter into joint ventures or alliances to provide additional services that may be competitive with those we plan to provide. We also believe the website hosting and application hosting markets are likely to experience consolidation in the near future, which could result in increased price and other competition that would make it more difficult for us to compete.

     We intend to differentiate ourselves from our competitors by leveraging our expected ability to quickly adapt to new developments in our industry resulting from the small size of our organization.

CUSTOMERS

     We have entered into hosting service agreements with four customers, namely, Canada Diagnostic Centers, Ltd., National EDGAR Services, Inc., Sheldan Wood Creative and Compton International. National EDGAR Services, Inc. has Scott Kerr, Todd Cusolle, and Matt Sebal as officers, directors and shareholders. For each customer, we have been engaged to establish a web hosting environment, by which we will provide server hardware, operating system software, monitoring software, and other software and premise connectivity. The web hosting environment will include servers that are accessible from the Internet, where each customer's information and data content will be resident, and which will allow authorized users to access their content. We have agreed to provide each customer the use of software facilities resident on these servers for formatting, loading, previewing, and maintaining their information and data content through an Internet connection. We have assured them that the use of these software facilities and the ability to modify their information and data content will be restricted to authorized users only via identifications and passwords which were provided to each.

The initial duration of each agreement is for a period of twelve months, which automatically renews for an additional twelve months periods, unless we or the customer notifies the other with sixty days notice that it wishes to terminate. The monthly charge for these services range from $100 to $1000 depending on complexity of each customer's needs and the service levels they require.

     The initial duration of each agreement is for a period of twelve months, which automatically renews for an additional twelve months periods, unless we or the customer notifies the other with sixty days notice that it wishes to terminate. The monthly charge for these services range from $100 to $1,000.

     We do not expect any single customer to account for a significant portion of our revenues. Accordingly we will not be dependent upon any single customer to achieve our business goals.

EMPLOYEES

     Our only employees at the present time are our two executive officers. We plan to add two part-time employees within the next twelve months, or as revenues allow, for customer and sales services and technology and network administration. Additional employees will be hired as required for the expanded operation of our business.

RESEARCH  AND  DEVELOPMENT

     We are not currently conducting any research and development activities, other than the than the on-going updating of our network management skills and the development of our website. We have incurred approximately $5,000 in expenses with respect to our website development. We will not know what other technological developments will be required until after we have become operational for at least twelve to eighteen months and have adequate time to assess the functionality and effectiveness of our website and/ or our computer systems.

SEASONAL  ASPECTS

     Our industry is not seasonal and our revenues will not vary significantly from quarter to quarter due to seasonal aspects.

INTELLECTUAL  PROPERTY

     We do not expect to be dependent upon patents, trademarks, licenses, or proprietary technology or software with regard to the operation of our business.

GOVERNMENT  REGULATION

     Our operations are not currently subject to direct regulation by governmental agencies other than regulations applicable to businesses generally. As use of the Internet continues to grow, jurisdictions in which we operate may adopt regulations relating to prices charged users, content, privacy, intellectual property protection, libel or other matters. If adopted, such regulations could significantly affect our results of operations.

FACILITIES

     Our executive offices are currently located at 750 West Pender Street, Suite 601, Vancouver, BC V6C 2T7, Canada. We occupy approximately 300 square feet of space provided to us by Scott Kerr, our Chief Executive Officer and President, on a rent-free basis for administration of the Company. The facilities constitute a business office, in good condition and adequate for our business purposes. Our computers and other equipment that we use to provide our clients with web hosting services is housed with 51st State Systems Inc. at their facilities.

                                PLAN OF OPERATION

     Our net losses from operations and our lack of sources of revenue raise substantial doubt about our ability to continue as a going concern. Since we are a new business and have generated limited revenues to date, our independent auditors have included an explanatory paragraph in their auditors' report about our ability to continue as a going concern in connection with our audited financial statements for the period beginning from our inception on October 15, 2002 and ending on June 30, 2003. Our accumulated deficit was $(98,710) as of March 31, 2004 (unaudited) and $(75,919) as of year end June 30, 2003. The discussion below provides an overview of our operations and discusses our plan of operation.

     The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors" beginning on page 6 of this prospectus.

GENERAL

     From the date of our incorporation on October 15, 2002, we have been a start-up company and have limited revenues to date. Our operation activities during this period consist primarily of developing our business plan, marketing our proposed business and establishing our presence with our Internet website. Our website became operational in July 2003.

OUR  PLAN  OF  OPERATION  FOR  THE  NEXT  TWELVE  MONTHS

     - We must continue to establish strategic alliances and co-marketing arrangements within the n twelve months.

     - We must expand our products and services within the twelve months. We must continue offering several options for hosting websites, including, shared space on a server, or a dedicated server, depending on the customers needs.

     - We must implement other services such as hosting electronic mail, which will allow users to maintain their own domains while housing their e-mail on our servers, and filtering unsolicited e-mail from our servers.

     - We must continue to develop our technology. In the next twelve to eighteen months, we will gauge what technological developments are needed and decide who will develop them.

     We have cash in the amount of $698 as of March 31, 2004 and $15 as of August 2, 2004. Immediate cash needs will be met through short term advances from shareholders. In the opinion of our management, we anticipate that our current capital resources will allow us to meet our cash requirements for the next 12 months. If we cannot, we will need to raise additional capital to continue our operations. Such additional capital may be raised through public or private financing as well as borrowing and other sources. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, it will adversely affect our ability to implement our sales and marketing initiatives, establish new strategic alliances, expand our products and services and update our technology.

     From November 2002 to March 2003, we conducted a private placement offering and sold 976,500 shares of our common stock at $.10 per share for a total of $97,650. The cost associated with this offering totaled $25,381. The net proceeds from this offering were $72,269. We have used these funds to pay expenses associated with this offering and the registration of our securities.

PURCHASE  OR  SALE  OF  EQUIPMENT

     We do not anticipate that we will expend any additional amounts on equipment for our present or future operations. We may purchase additional computer hardware and software for our ongoing operations as well as a minimal amount of office furniture and office equipment from our cash reserves as our need for such items becomes more apparent.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

DIRECTORS  AND  OFFICERS

     The following table sets forth certain information with respect to our directors and executive officers as of August 10, 2004.

     Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our Board of Directors. Each officer holds office until such officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal.

                                                                           Date of Election
Name                       Age     Position                                or Appointment
----                       ---     --------                                ----------------
Scott  Kerr                 36     Chief Executive Officer, President      October  15,  2002
                                   and Director

Todd  Cusolle               33     Chief  Financial  Officer, Executive    October  15,  2002
                                   VP-Technology, Secretary and Director

     SCOTT KERR has served as our Chief Executive Officer, President and a Director since October 2002. Since July 2002, Mr. Kerr has been the President and a Director of NES Worldwide, Inc., a company engaged in the business of filing EDGAR reports on behalf of public companies with the United States Securities and Exchange Commission. From 2000 to July 2002, he has been the President and Principal Financial Officer of Mindfuleye, Inc. ("Mindfuleye"), a company that was engaged in the business of sentiment analysis, where he was responsible for strategy implementation of the business development function, corporate and product marketing, and the development and execution of product sales and distribution programs. Mindfuleye was a United States Securities and Exchange Commission reporting company, and became insolvent in September 2001 as a result of a cumulative net loss in 1999 of $3.3 million. Mindfuleye's last periodic report was filed in September 2001, and became delinquent in its Securities and Exchange Commission reporting obligation on October 1, 2001, and up until October 17, 2003 when it filed a Form 15 terminating the registration of it's common stock under section 12(g). In October 2003, the company maintained the cumulative net loss of $3.3 million. Mindfuleye's common stock is no longer trading. Mr. Kerr was appointed as a Director of Mindfuleye, Inc. and served as such from September 2001 to October 2003. Mindfuleye, Inc. is currently not conducting any operations. From January 1998 to August 2000, Mr. Kerr managed new business development for Bayleaf Software Inc., a company based in Vancouver and engaged in the business of custom software development consulting. Prior to that, he was a Vice President of Omni-Tech Systems Ltd., a company based in Vancouver and engaged in the business of computer software for the justice and public safety markets. Mr. Kerr has studied marketing and communications, and received a Bachelor of Arts in Political Science from the University of British Columbia. Mr. Kerr works 15 hours per week for Cordexa.

     TODD CUSOLLE has served as our Chief Financial Officer, Executive Vice President, Secretary and a Director since October 2002. Mr. Cusolle founded
Mindfuleye, Inc. in May 1999, a company engaged in the business of sentiment analysis, and was its Chief Technical Officer and a Secretary from May 1999 to July 2002. Mr. Cusolle did not hold any other positions in Mindfuleye.
Mindfuleye is currently not conducting any operations. From October 2001 to March 2002 he served as a Director of Return Assured Incorporated. Return Assured Incorporated had been a publicly reporting company involved in enabling e-retail transaction. As of January 2003, Return Assured Incorporated was no longer a publicly reporting company. Return Assured Incorporated has had no operations since 2001. During 1999, he served as a senior developer and architect at RLG netPeformance, a company engaged in the business of e-commerce consulting and website design, and Communicate.com (formerly IMEDIAT Digital), a company engaged in the business of e-commerce consulting and website design. Mr. Cusolle is not and was never an officer or director of either RLG netPeformance or Communicate.com. From 1996 until 1998, Mr. Cusolle was the founding employee of Emerge Online, a company engaged in the business of e-commerce consulting and website design. During these years, Mr. Cusolle also led the back-end development of investment and financial websites, including HSBC Bank USA (formerly Marine Midland Bank), TD Bank, Comerica Bank, Fleet Bank USA, Canada Trust, Canadian Corporate News and Bayshore Trust. Mr. Cusolle is not and was never an officer or director of Emerge Online. From 1995 to 1996, Mr. Cusolle held development positions at both Quadravision Communications (now Bowne Internet) and Carleton University in Ottawa, Canada. Mr. Cusolle works 2 hours per week for Cordexa.

                             EXECUTIVE COMPENSATION

COMPENSATION  OF  OFFICERS

     We have not paid our officers any compensation since our inception in October 2002 and have not entered into any employment agreements with our officers.

STOCK  OPTION  GRANTS

     We have not made any individual grants of stock options since we adopted our stock option plan in November 2002.

2002  STOCK  OPTION  PLAN

     We adopted our 2002 Stock Option Plan on November 15, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our Board of Directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by our Board of Directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by our Board of Directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

COMPENSATION  OF  DIRECTORS

     We have not paid and do not presently plan to pay compensation to any of our directors for serving as such. The president Scott Kerr and CFO Todd Cusolle are donating their time to the Company. This amount has been included as general and administrative expense and as a contribution of capital. Cordexa has recorded a non-cash accounting expense in the amount of $15,300 for the nine months ended March 31, 2004 to reflect the value of Mr. Cusolle and Mr. Kerr's services.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of August 10, 2004. The information in this table provides the ownership information for:

     - each person known by us to be the beneficial owner of more than 5% of our common stock;
     -    each of our directors;
     -    each of our executive officers; and
     -    our executive officers and directors as a group.

     Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 5,026,500 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.

     Unless otherwise indicated, the address of each beneficial owner is c/o Cordexa Holdings, Inc., 750 West Pender Street, Suite 601, Vancouver, BC V6C 2T7 Canada.


                                                               Amount  of
Name  and  Address                                            Common  Stock              Percent of
of Beneficial Owner             Position Held              Beneficially Owned               Class
    -------------------         -------------              ------------------            ----------
51st State Systems, Inc. (1)                                   3,800,000                    75.6%
170 West 6th Ave.
Vancouver  BC  V5Y 1K6
Canada

Scott  Kerr                     President, CEO and               200,000                      4%
                                Director

Todd  Cusolle (1)               CFO, Executive Vice                    0                      0%
                                President-Technology,
                                Secretary and Director

All Executive Officers and                                       200,000                      4%
Directors as a Group (two
persons)


--------------
(1) Todd Cusolle, one of our executive officers and directors, and Matthew Sebal, each own 50% of the outstanding capital stock of 51st State Systems Inc., a company which develops web sites and web-based applications for small-to-medium organizations in industry, government, and education. Matthew Sebal has no other relationship to the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 15, 2002 we issued 3,800,000 shares of our common stock to 51st State Systems, Inc., in exchange for $3,800 worth of services rendered by 51st
State  Systems,  Inc. to us in connection with our corporate organization.  51st
State Systems, Inc. is a Canadian corporation, 50% of the outstanding capital stock of which is owned by Todd Cusolle, one of our executive officers and directors.

     On October 15, 2002 we issued 200,000 shares of our common stock to Scott Kerr, our President, CEO and a director, in exchange for $200 worth of services rendered by Mr. Kerr to us in connection with our corporate organization.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements be on similar terms.

     Further, all future transactions with affiliates of the Company are to be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the directors including the majority of disinterested directors.

                          MARKET FOR COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS

MARKET  INFORMATION

     There is no public trading market on which our common stock is traded. We have engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers in order to allow the quotation of our common stock on the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that our common stock will be included on the OTCBB.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are no outstanding shares of our common stock that can be sold pursuant to Rule 144.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

HOLDERS

     As  of  August 10,  2004, there were 43 record holders of our common stock.

DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board of directors.

     The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation, together with our corporate bylaws.

COMMON  STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     - all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

     -    all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

     -    all liquidation preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED  STOCK

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

DELAWARE  ANTI-TAKEOVER  LAW

     If we close an initial public offering of our securities, and become listed on a national stock exchange or the Nasdaq Stock Market or have a class of voting stock held by more than 2,000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

     As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

LIMITATION  ON LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our certificate of incorporation and by-laws allow us to eliminate the personal liability of our directors and to indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

     Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSFER  AGENT  AND  REGISTRAR

     Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 is our transfer agent and the registrar for our common stock. Its telephone number is (212) 509-4000.

                              SELLING STOCKHOLDERS

     All of the shares of our common stock offered under this prospectus may be sold by the selling stockholders. We will not receive any of the proceeds from such sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares, which are estimated to be approximately $30,491, will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The selling stockholders are offering a total of 1,026,500 shares of our common stock. The following table sets forth:

     -    the name of each person who is a selling stockholder;

     - the number of securities owned by each such person at the time of this offering; and

     - the number of shares of common stock such person will own after the completion of this offering.

     The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

                                                                SHARES OWNED PRIOR   SHARES OWNED AFTER
                                                                  TO THE OFFERING       THE OFFERING
SELLING STOCKHOLDER                  NUMBER OF SHARES OFFERED   NUMBER    PERCENT*   NUMBER   PERCENT
Bamby Investments S.A. (1)                            100,000    100,000      1.99%       0         0%
Christen, Thomas                                       50,000     50,000        **        0         0%
Church, Alan                                              250        250        **        0         0%
Church, Brenda                                            250        250        **        0         0%
Crystal Overseas Trading Inc. (2)                      50,000     50,000        **        0         0%
Curchod, Roger                                         10,000     10,000        **        0         0%
de Roos, Anna May                                         250        250        **        0         0%
Drew, Belinda                                             250        250        **        0         0%
Fichera, Joanne                                        25,000     25,000        **        0         0%
Fichera, Robert                                        25,000     25,000        **        0         0%
Gottbetter, Adam S.                                    10,000     10,000        **        0         0%
Gottbetter, Paul B.                                    10,000     10,000        **        0         0%
Halliday, Angela                                          250        250        **        0         0%
Handschin, Kurt                                        10,000     10,000        **        0         0%
Jackson Steinem, Inc. (3)                              50,000     50,000        **        0         0%
Kantor , Candace                                          250        250        **        0         0%
Katevatis, Peter                                          250        250        **        0         0%
Kerr, James R.                                            250        250        **        0         0%
Kerr, Karen E.                                            250        250        **        0         0%
Levner, Lawrence H.                                     2,000      2,000        **        0         0%
Macintosh, Heather                                        250        250        **        0         0%
Ming Capital Enterprises Inc. (4)                     100,000    100,000      1.99%       0         0%

                                                                SHARES OWNED PRIOR   SHARES OWNED AFTER
                                                                  TO THE OFFERING       THE OFFERING
SELLING STOCKHOLDER                  NUMBER OF SHARES OFFERED   NUMBER    PERCENT*   NUMBER   PERCENT
Munro, Nancy H.                                           250        250        **        0         0%
Partner Marketing AG (5)                              100,000    100,000      1.99%       0         0%
Private Investment Company Ltd. (6)                   100,000    100,000      1.99%       0         0%
Rapfogel, Scott                                        10,000     10,000        **        0         0%
Russenberger, Christian                                10,000     10,000        **        0         0%
Russo, Theresa                                          5,000      5,000        **        0         0%
Samson Consulting Corp. (11)                            5,000      5,000        **        0         0%
Schopper, Hans                                         50,000     50,000        **        0         0%
Sebal, Fran                                               250        250        **        0         0%
Sebal, Dana                                               250        250        **        0         0%
Sebal, Mal                                                250        250        **        0         0%
Sebal, Matthew                                            250        250        **        0         0%
Seloz Gestion & Finance SA (7)                        100,000    100,000      1.99%       0         0%
Sheldan, Monty                                            250        250        **        0         0%
Soriano, Clarissa                                         250        250        **        0         0%
Syrah Investment Corporation (8)                       50,000     50,000        **        0         0%
Terraco Holding SA (9)                                 50,000     50,000        **        0         0%
Turf Holding Inc. (10)                                100,000    100,000      1.99%       0         0%
Wood, Dave                                                250        250        **        0         0%
Total                                               1,026,500  1,026,500     20.4 %       0

-------------------
* The percentages computed in this column of the table are based upon 5,026,500 shares of common stock outstanding on August 10, 2004.

**     Indicates  less  than  one percent of the total outstanding common stock.
-------------------

(1)  The beneficial owner of Bamby Investments S.A. is Camille Escher.
(2)  The beneficial owner of Crystal Overseas Trading Inc. is Daniele Cimmino.
(3) The beneficial owner of Jackson Steinem, Inc. is Adam S. Gottbetter (a partner of Gottbetter & Partners. LLP, our legal counsel).
(4)  The beneficial owner of Ming Capital Enterprises Inc. is U.K. Menon.
(5)  The beneficial owner of Partner Marketing AG is Karl Vogler.
(6) The beneficial owner and control person of Private Investment Company Ltd. is the Estate of Martin Christen.
(7)  The beneficial owner of Seloz Gestion & Finance SA is Rene Belser.
(8) The beneficial owner of Syrah Investment Corporation is Engelbert Schreiber jun.
(9)  The beneficial owner of Terraco Holding SA is Dagmar Papenberg.
(10) The beneficial owner of Turf Holding Inc. is Vijendran Poniah.
(11) The beneficial owner of Samson Consulting Corp. is Avi Mirman .

     Further, note that several selling shareholders in this registration statement are also selling shareholders in other registration statements, including registration statements filed by NES Worldwide, Inc., BHC Inc., Hosting Site Network, Inc., and MAC Worldwide, Inc. These same selling shareholders are not acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities.

                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for sale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately negotiated transactions; and

     e.   a combination of any such methods of sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. None of the selling stockholders are broker-dealers or affiliates of broker dealers. There are no standby arrangements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling stockholders.

     Selling stockholders may sell their shares in all 50 states in the U.S. Further, we will be profiled in the Standard & Poor's publications or "manuals". The Standard & Poor's manuals are widely subscribed to by broker/dealers, market makers, institutional investors, university libraries and public libraries. A company that is profiled in the Standard & Poor's manuals obtains a "manual" exemption from state securities regulations for secondary trading purposes in the thirty-five states where there is a provision for manual exemption.

     We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling stockholders, (ii) two years from the effective date of the registration statement of which this prospectus is a part or (iii) the date all of the selling stockholders may sell all of the shares described herein without restriction pursuant to Rule 144 of the Securities Act.

THE  SELLING  STOCKHOLDERS'  GRANT  OF  REGISTRATION  RIGHTS

     We granted to the selling stockholders registration rights to enable them to sell the 1,026,500 shares of common stock. We agreed to register such shares until the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling stockholders, (ii) two years from the effective date of the registration statement of which this prospectus is a part or (iii) the date all of the selling stockholders may sell all of the shares described herein without restriction pursuant to Rule 144 of the Securities Act. In connection with such registration, we will have no obligation to (i) assist or cooperate with the selling stockholders in the offering or disposition of such shares; (ii) indemnify or hold harmless the holders of any such shares, other than the selling stockholders or any underwriter designated by such holders;
(iii) obtain a commitment from an underwriter relative to the sale of any such shares; or (iii) include such shares within any underwritten offering we may engage in.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

     We will file, during any period during which we are required to do so under our registration rights agreement with the selling stockholders one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing: the name of any broker-dealers; the number of common shares involved; the price at which the common shares are to be sold; the commissions paid or discounts or concessions allowed to broker-dealers, where applicable; that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and any other facts material to the transaction.

                                LEGAL PROCEEDINGS

     No legal proceedings are pending to which we or any of our property are subject, nor to our knowledge are any such legal proceedings threatened.

                                     EXPERTS

     Stonefield Josephson, Inc., independent certified public accountants, audited our financial statements as of June 30, 2003, and for the period since inception on October 15, 2002 to June 30, 2003. In including those financial statements in this prospectus, we have relied on the authority of Stonefield
Josephson,  Inc.,  as  an  expert  in  accounting  and  auditing.

                     COMMISSION POSITION ON INDEMNIFICATION

     Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

     Section 145(a) of the General Corporation Law of Delaware ("GCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, under Section 145(f) of the GCL, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     We will not indemnify our directors and officers (a) for any breach of loyalty to us or our stockholders; (b) if a director or officer does not act in good faith; (c) for acts involving intentional misconduct; (d) for acts or omissions falling under Section 174 of the DGCL; or (e) for any transaction for which the director or officer derives an improper personal benefit. We will indemnify our directors and officers for expenses related to indemnifiable events, and will pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the Board. The rights of our directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Article  X  of  our  By-laws,  on  indemnification  provides  as  follows:

          "Any person who at any time serves or has served as a director or officer of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

          To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by the Corporation.

          If a person claiming a right to indemnification under this Section obtains a non-appealable judgment against the Corporation requiring it to pay substantially all of the amount claimed, the claimant shall be entitled to recover from the Corporation the reasonable expense (including reasonable legal fees) of prosecuting the action against the Corporation to collect the claim.

          Notwithstanding the foregoing provisions, the Corporation shall indemnify or agree to indemnify any person against liability or litigation expense he may incur if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his action was unlawful.

          The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the stockholders of the Corporation.

          Any person who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

          Unless otherwise provided herein, the indemnification extended to a person that has qualified for indemnification under the provisions of this
     Article X shall not be terminated when the person has ceased to be a director, officer, employee or agent for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person."

                                  LEGAL MATTERS

     Our counsel, Gottbetter & Partners, LLP, New York, New York, will pass on the validity of the issuance of the shares to be sold by the selling stockholders. The partners of Gottbetter & Partners, LLP, own 50,000 shares of our common stock through Jackson Steinem, Inc., all of which are included for sale in this prospectus.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. However, once this registration statement becomes effective we will be required to file quarterly and annual reports and other information with the Securities and Exchange Commission.

     We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                   CONSOLIDATED FINANCIAL STATEMENTS (AUDITED)
                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003

                                       AND

                  CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    FOR THE NINE MONTHS ENDING MARCH 31, 2004


Contents                                                                           Page
--------                                                                           ----

FINANCIAL  STATEMENTS:

  Report of Independent Registered Public Accounting Firm                          F-1

  Consolidated  Balance  Sheet  as  of  June  30,  2003  (audited)                 F-2

  Consolidated  Statement  of  Operations  from  inception  on  October 15, 2002
     to  June  30,  2003  (audited)                                                F-3

  Consolidated  Statement of Stockholders' Deficit from inception on October 15,
     2002  to  June  30,  2003  (audited)                                          F-4

  Consolidated  Statement  of  Cash  Flows  from  inception  on October 15, 2002
     to  June  30,  2003  (audited)                                                F-5

  Notes  to Consolidated Financial Statements from inception on October 15, 2002
     to  June  30,  2003  (audited)                                                F-6 - F-13

  Consolidated  Balance  Sheet  as  of  March 31, 2004 (unaudited)                 F-14

  Consolidated  Statement  of  Operations  from  inception  on  October 15, 2002 to  June 30,  2003  and for the nine  months ended March 31, 2004
     (unaudited)                                                                   F-15

  Consolidated  Statement  of Stockholders' Deficit Operations from inception on
     October  15,  2002  to  March 31, 2004  (unaudited)                           F-16

  Consolidated  Statement  of  Cash  Flows  from  inception  on October 15, 2002 to  March 31, 2004  and for the nine  months ended March 31, 2004
    (unaudited)                                                                    F-17

  Notes  to  Consolidated  Financial  Statements  for  the  nine  months  ended
     March 31, 2004 (unaudited)                                                    F-18

                        REPORT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


Board  of  Directors
Cordexa  Holdings,  Inc.
New  York,  New  York


We have audited the accompanying consolidated balance sheet of Cordexa Holdings, Inc. and Subsidiary (a Delaware corporation in the development stage) as of June 30, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception on October 15, 2002 to June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cordexa Holdings, Inc. and Subsidiary (a Delaware corporation in the development stage) as of June 30, 2003, and the consolidated results of their operations and their cash flows for the period from inception on October 15, 2002 to June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred net losses from operations and has no established source of revenues, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Stonefield  Josephson,  Inc.
Certified  Public  Accountants


Santa  Monica,  California
October  8,  2003

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                    CONSOLIDATED BALANCE SHEET JUNE 30, 2003



                                     ASSETS

CURRENT  ASSETS  -
    cash                                            $               18,004

PROPERTY  AND  EQUIPMENT,  net  of
    accumulated depreciation                                         1,716
                                                    -----------------------

                                                    $               19,720
                                                    =======================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT  LIABILITIES  -
    accounts  payable  and  accrued  expenses,
      including $7,103 to a related party           $               16,870
                                                    -----------------------

STOCKHOLDERS'  EQUITY:
    Preferred  stock, $.0001 par value, 5,000,000
      shares authorized, no shares issued and
      outstanding                                                        -
    Common stock, $.001 par value, 100,000,000
      shares authorized, 5,026,500 shares issued
      and outstanding                                                5,027
    Additional paid-in capital                                      73,742
    Deficit accumulated during the development stage
                                                                   (75,919)
                                                    -----------------------

            Total stockholder's equity                               2,850
                                                    -----------------------

                                                    $               19,720
                                                    =======================


                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003



REVENUE. . . . . . . . . . . . . . . . . . . . . . . .  $         -

COST OF REVENUE. . . . . . . . . . . . . . . . . . . .            -
                                                        ------------

GROSS PROFIT . . . . . . . . . . . . . . . . . . . . .            -

GENERAL AND ADMINISTRATIVE EXPENSES,
INCLUDING $9,264 TO A RELATED PARTY. . . . . . . . . .       75,919
                                                        ------------

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES      (75,919)

PROVISION FOR INCOME TAXES . . . . . . . . . . . . . .            -
                                                        ------------

NET LOSS . . . . . . . . . . . . . . . . . . . . . . .  $(75,919.00)
                                                        ============

NET LOSS PER SHARE, basic and diluted. . . . . . . . .  $     (0.02)
                                                        ============

WEIGHTED AVERAGE NUMBER OF SHARES -
BASIC AND DILUTED. . . . . . . . . . . . . . . . . . .    4,794,632
                                                        ============



                                        CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                                             (A DELAWARE CORPORATION AND
                                            DEVELOPMENT STAGE ENTERPRISE)

                                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                         FROM INCEPTION ON OCTOBER 15, 2002
                                                  TO JUNE 30, 2003


                                                                                      Deficit
                                                                   Additional       accumulated           Total
                                            Common stock             paid-in        during the        stockholders'
                                            ------------
                                               Shares     Amount     capital     development stage       equity
                                            ------------  -------  -----------  -------------------  ---------------
Issuance of Foundersshares for services
from related parties on October 15, 2003 .     4,000,000  $ 4,000  $         -  $                -   $        4,000

Issuance of stock for services in November
2002 at $.05 per share . . . . . . . . . .        50,000       50        2,450                   -            2,500

Issuance of stock during private placement
from November 2002 through June 2003
at $.10 per share. . . . . . . . . . . . .       976,500      977       71,292                   -           72,269

Net loss for the period from inception on
October 15, 2002 to June 30, 2003. . . . .             -        -            -             (75,919)         (75,919)
                                            ============  =======  ===========  ===================  ===============
Balance at June 30, 2003 . . . . . . . . .     5,026,500  $ 5,027  $    73,742  $          (75,919)  $        2,850
                                            ============  =======  ===========  ===================  ===============



                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                           INCREASE (DECREASE) IN CASH

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003


CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
Net loss . . . . . . . . . . . . . . . . . . . . . . . . .  $(75,919)
                                                            ---------

  ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
    USED FOR OPERATING ACTIVITIES :
     Issuance of common stock in exchange for services
        including $4,000 to a related party. . . . . . . .     6,500
      Depreciation . . . . . . . . . . . . . . . . . . . .        86

  CHANGES IN LIABILITIES -
    INCREASE IN LIABILITIES -
      accounts payable and accrued expenses. . . . . . . .    16,870
                                                            ---------

      Total adjustments. . . . . . . . . . . . . . . . . .    23,456
                                                            ---------

      Net cash used for operating activities . . . . . . .   (52,463)
                                                            ---------

NET CASH USED FOR INVESTING ACTIVITIES -
  payments to acquire property and equipment . . . . . . .    (1,802)
                                                            ---------

NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  proceeds from issuance of common stock,
    net of offering costs. . . . . . . . . . . . . . . . .    72,269
                                                            ---------

      Net cash provided by (used for) financing activities    72,269
                                                            ---------

NET INCREASE IN CASH . . . . . . . . . . . . . . . . . . .    18,004
CASH, beginning of period. . . . . . . . . . . . . . . . .         -
                                                            ---------

CASH, end of period. . . . . . . . . . . . . . . . . . . .  $ 18,004
                                                            =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
  income taxes paid. . . . . . . . . . . . . . . . . . . .  $    477
                                                            =========
      Interest Paid. . . . . . . . . . . . . . . . . . . .  $      -
                                                            =========


SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  FINANCING  ACTIVITIES:
     In October 2002, the Company issued 4,000,000 shares of its common stock as Founders' shares as payment for services in the amount of $4,000.

     In November 2002, the Company issued 50,000 shares as payment for services in the amount of $2,500.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                          (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003



(1)     ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Cordexa Holdings, Inc., a Delaware Corporation incorporated on October 15, 2002, is the holding company for Cordexa Networks Corp. Cordexa Networks Corp. was incorporated under the laws of the Province of British Columbia, Canada on December 5, 2002 and is a wholly owned subsidiary of Cordexa Holdings, Inc. (collectively the "Company"). On April 1, 2003, the Company changed its fiscal year-end from December 31, to June 30. The Company intends to provide a variety of Internet services including website hosting, hosting application and electronic mail services.


(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

     BASIS  OF  PRESENTATION:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred net losses from operations and has no established source of revenue, which raises substantial doubt about the Company's ability to continue as a going concern. Accordingly, the Company is dependent upon management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity at this time. It is the intent of management and significant shareholders to provide sufficient working capital necessary to support and preserve the Company as a going concern.

The financial consolidated statements do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

     PRINCIPLES  OF  CONSOLIDATION:

The accompanying consolidated financial statements present the consolidated accounts of Cordexa Holdings, Inc. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

     DEVELOPMENT  STAGE  ENTERPRISE:

The Company is a development stage enterprise as defined by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to developing the ability to provide Internet services. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003


(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

     USE  OF  ESTIMATES:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR  VALUE:

Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments approximate the carrying values of such amounts.

     CASH  CONCENTRATION:

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

     PROPERTY  AND  EQUIPMENT:

Property and equipment are valued at cost. Depreciation and amortization are being provided by use of the straight-line method over the estimated useful life of the asset of five years.

     ADVERTISING  COSTS:

Advertising costs are expensed as incurred. For the period from inception on October 15, 2002 to June 30, 2003, advertising expenses amounted to approximately $2,400.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003


(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

     FOREIGN  CURRENCY  TRANSLATION:

The financial statements of subsidiaries outside the United States are generally measured using the local currency as the functional currency. Assets, including goodwill, and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average monthly rates of exchange. The resulting translation adjustments since inception have been immaterial and are therefore not reported separately as other comprehensive income in the statement of stockholders' equity. Gains and losses from foreign currency transactions are included in net earnings.

     COMPREHENSIVE  INCOME:

Comprehensive income consists of net income only and, accordingly, a Statement of Comprehensive Income is not presented in these financial statements.

     INCOME  TAXES:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The net deferred tax asset arising from a net operating loss of approximately $76,000 has been offset by a valuation reserve, as in the opinion of management, the realization of this asset cannot be reasonably assured.

     ACCOUNTING  FOR  STOCK-BASED  COMPENSATION:

The Company has adopted the disclosure-only provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

BASIC  AND  DILUTED  INCOME  (LOSS  PER  SHARE)

In accordance with SFAS No. 128, "Earnings Per Share," the basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income
(loss) per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of June 30, 2003, the Company does not have any equity or debt instruments outstanding that can be converted into common stock.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003




(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

     RECENT  ACCOUNTING  PRONOUNCEMENTS:

In June 2002, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan, as previously required under Emerging Issues Task Force ("EITF") Issue 94-3. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are adoptive of exit or disposal activities that were initiated after December 31, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003




(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

     RECENT  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED:

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN 45 is effective for guarantees issued or modified on or after January 1, 2003. The Company does not expect the adoption of this pronouncement to have a material impact to the Company's financial position or results of operations.

In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46's consolidation criteria are based on analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change, not a change in the underlying economics of asset sales. The Company does not expect the adoption of this pronouncement to have a material impact to the Company's financial position or results of operations.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003




(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

     RECENT  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED:

During April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company does not participate in such transactions, however, is evaluating the effect of this new pronouncement, if any, and will adopt SFAS No. 149 within the prescribed time.

During May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 for public companies. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The Company is evaluating the effect of this new pronouncement and will adopt SFAS No. 150 within the prescribed time.


(3)     PROPERTY  AND  EQUIPMENT:

A  summary  is  as  follows:

          Equipment                                $     1,802

          Less  accumulated  depreciation                   86
                                                   -----------

                                                   $     1,716
                                                   ===========

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003



(4)     ACCOUNTS  PAYABLE  AND  ACCRUED  LIABILITIES:

A  summary  as  follows:

          Accounts  payable                        $     13,870

          Accrued  liabilities                            3,000
                                                   ------------

                                                   $     16,870
                                                   ============

Rent expense in the amount of $7,103 is due to a related party and is included in the accounts payable balance at the June 30, 2003. (See Note 6) Accrued liabilities include professional fees that were performed but were unbilled at June 30, 2003.

(5)     STOCKHOLDERS'  EQUITY:

Common  Stock
-------------

In October 2002, the Company issued 4,000,000 shares of its $.001 par value common stock as founders' shares for services valued at $4,000, which was deemed to be its fair value at inception.

In November 2002, the Company issued 50,000 shares of its $.001 par value common stock for services valued at $2,500. These shares were issued to the Company's corporate counsel and was valued using billing amounts as invoiced, which was deemed to be its fair value.

In November 2002, the Company commenced a private placement. As of June 30, 2003, the Company has issued 976,500 shares of its $.001 par value common stock for $97,650 in cash, which was deemed to be its fair value. Offering costs of $25,381 has been netted against the gross proceeds of $97,650.

Stock  Option  Plan
-------------------

In November 2002, the Board of Directors of the Company adopted the 2002 Stock Option Plan for the grant of qualified incentive stock options ("ISO") and nonstatutory stock options. The exercise price for ISO's granted may not be less than fair value (110% of fair value for ISO's granted to certain stockholders). The exercise price for nonstatutory stock options granted may not be less than 85% of fair value. Under the stock option plan, 500,000 shares are reserved for issuance. As of June 30, 2003, no options have been granted.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003


 (6)     COMMITMENTS/RELATED  PARTY:

Cordexa Networks Corp. entered into a contract to lease facilities to operate server racks with 51st State Systems, Inc., which is majority owned by the Company's Chief Financial Officer, who is the majority stockholder of the Company. Under the terms of the contract, 51st State Systems, Inc. provides square footage, power, bandwidth and access to the building's communication wiring in exchange for fees of $1,000 per month. The following is a schedule by years of future minimum rental payments required under the contract in excess of one year as of June 30, 2003:

          Year  ending  June  30,
              2004                                 $     12,000
              2005                                        4,000
                                                   ------------

                                                   $     16,000
                                                   ============

Rent expense to 51st State Systems, Inc. amounted to $9,264 for the period from inception on October 15, 2002 to June 30, 2003. Of this amount, $7,103 is included in accounts payable and accrued expenses at June 30, 2003.

(7)     PROVISION  FOR  INCOME  TAXES

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance, when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of June 30, 2003 the Company had net operating loss carry forward of 75,914 expiring in 2022. During the period from October 15, 2001 (inception) to June 30, 2003 the valuation allowance increased by 25,812. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when in the opinion of management, utilization is not reasonably assured.

A  summary  is  as  follows:

                                             June  30,  2003
                                             ---------------
Net  operating  loss  carryforward                  75,914
Effective  tax  rate                                   (34%)
                                             ---------------

Deferred  Tax  asset                         $      25,812
Valuation  allowance                               (25,812)
                                             ---------------

Net  Deferred  Tax  Asset                    $           -
                                             ---------------


                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                          MARCH 31, 2004
                                                           (unaudited)
                                                         ----------------
ASSETS

CURRENT ASSETS :
  Cash                                                   $           698
  Other current assets                                               380
                                                         ----------------
      Total current assets                                         1,078

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation of $477                                 2,206
                                                         ----------------

                                                         $         3,284
                                                         ================


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES -
  accounts payable and accrued expenses,
    including $10,127 to a related party                 $        23,322
                                                         ----------------

STOCKHOLDERS' DEFICIT:
  Preferred stock, $.0001 par value, 5,000,000 shares
    authorized, no shares issued and outstanding                       -
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 5,026,500 shares issued and outstanding            5,027
  Additional paid-in capital                                      89,042
  Deficit accumulated during the development stage              (114,010)
  Other Comprehensive Income                                         (97)
                                                         ----------------
            Total stockholders' deficit                          (20,038)
                                                         ----------------

                                                         $         3,284
                                                         ================


                                             CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                                                  (A DELAWARE CORPORATION AND
                                                 DEVELOPMENT STAGE ENTERPRISE)

                                       CONSOLIDATED STATEMENT OF OPERATIONS  (UNAUDITED)





                                                    THREE MONTHS      NINE MONTHS      FROM INCEPTION ON    FROM INCEPTION ON
                                                  ENDED MARCH 31,   ENDED MARCH 31,    OCTOBER 15, 2002     OCTOBER 15, 2002
                                                        2004              2004         TO MARCH 31, 2003    TO MARCH 31, 2004
REVENUE
  Hosting                                                   2,764             5,120                        $            5,120
     (including amounts from related parties
     $1,866, $4,106,$0,and  $4,106 respectively)
COST OF REVENUE                                                                                                             -
                                                  ----------------  ----------------  -------------------  -------------------

GROSS PROFIT                                                2,764             5,120                    -                5,120

GENERAL AND ADMINISTRATIVE EXPENSES,
  including $2,240, $6,719, $3,360 and $16,797
  to a related party, respectively                         14,001            43,211               44,714   $          119,130
                                                  ----------------  ----------------  -------------------  -------------------

LOSS FROM OPERATIONS BEFORE PROVISION FOR
  INCOME TAXES                                            (11,237)          (38,091)             (44,714)            (114,010)

PROVISION FOR INCOME TAXES                                      -                 -                                         -
                                                  ----------------  ----------------  -------------------  -------------------

NET LOSS BEFORE COMPREHENSIVE INCOME LOSS                 (11,237)          (38,091)             (44,714)            (114,010)

OTHER COMPREHENSIVE INCOME (LOSS)                             185               (97)                   -                  (97)


NET LOSS                                                  (11,052)          (38,188)             (44,714)            (114,107)
                                                  ================  ================  ===================  ===================

NET LOSS PER SHARE, basic and diluted                      (0.002)           (0.008)
                                                  ================  ================

WEIGHTED AVERAGE NUMBER OF SHARES -
  BASIC AND DILUTED                                     5,026,000         5,026,000
                                                  ================  ================


                                              CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                                                   (A DELAWARE CORPORATION AND
                                                  DEVELOPMENT STAGE ENTERPRISE)

                                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT (UNAUDITED)

                                                FROM INCEPTION ON OCTOBER 15, 2002
                                                        TO MARCH  31, 2004


                                                                                Deficit             Other
                                         Common  stock       Additional       accumulated       Comprehensive         Total
                                     ---------------------    paid-in         during the        Income(Loss)      stockholders'
                                       Shares     Amount      capital      development stage                    equity (deficit)
                                     ----------  ---------  ------------  -------------------  ---------------  -----------------
Issuance of Founders' shares for
  services from related parties on
  October 15, 2002                   4,000,000   $  4,000   $         -   $                -                    $          4,000

Issuance of stock for services
  in November 2002 at $.05 per
  share                                 50,000         50         2,450                                                    2,500

Issuance of stock during private
  placement from November 2002
  through June 2003 at $.10 per
  share                                976,500        977        71,292                                                   72,269

Net loss for the period from
  inception on October 15, 2002
  to June 30, 2003                                                                   (75,919)                            (75,919)

                                     ----------  ---------  ------------  -------------------  ---------------  -----------------
Balance at June 30, 2003             5,026,500      5,027        73,742              (75,919)               -              2,850
                                     ----------  ---------  ------------  -------------------  ---------------  -----------------

Net loss for the nine months
  ended on March 31, 2004
  (unaudited)                                                    15,300              (38,091)             (97)           (22,888)

                                     ----------  ---------  ------------  -------------------  ---------------  -----------------
Balance at March 31, 2004
  (unaudited)                        5,026,500   $  5,027   $    89,042   $         (114,010)  $          (97)  $        (20,038)
                                     ----------  ---------  ------------  -------------------  ---------------  -----------------


                                         CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                                              (A DELAWARE CORPORATION AND
                                             DEVELOPMENT STAGE ENTERPRISE)

                                   CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                              INCREASE (DECREASE) IN CASH



                                                                                   FROM INCEPTION      FROM INCEPTION
                                                                NINE MONTHS        ON OCTOBER 15,      ON OCTOBER 15,
                                                              ENDED MARCH 31,     2002 TO MARCH 31,   2002 TO MARCH 31,
                                                                   2004                 2003                2004

CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net loss                                                  $          (38,091)  $          (44,714)  $      (114,010)
                                                            -------------------  -------------------  ----------------

  ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES :
      Issuance of common stock in exchange for services
        including $0, $4,000 and $4,000 to a related
        party, respectively                                                  -                6,500             6,500
      Depreciation                                                         441                   10               527
      Other Comprehensive Income                                           (97)                   -               (97)
      Non cash compensation                                             15,300                                 15,300
  CHANGES IN ASSESTS AND LIABILITIES :
    (INCREASE) DECREASE IN ASSETS -
      other current assets                                                (380)                (747)             (380)

    INCREASE (DECREASE) IN LIABILITIES -

      accounts payable and accrued expenses                              6,452                5,188            23,322
                                                            -------------------  -------------------  ----------------

      Total adjustments                                                 21,716               10,951            45,172
                                                            -------------------  -------------------  ----------------

      Net cash used for operating activities                           (16,375)             (33,763)          (68,838)
                                                            -------------------  -------------------  ----------------

NET CASH USED FOR INVESTING ACTIVITIES -
  payments to acquire property and equipment                              (931)              (1,299)           (2,733)
                                                            -------------------  -------------------  ----------------

NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES -
  proceeds from issuance of common stock,
    net of offering costs                                                    -               72,269            87,569
                                                            -------------------  -------------------  ----------------

      Net cash provided by (used for) financing activities                   -               72,269            87,569
                                                            -------------------  -------------------  ----------------

NET INCREASE (DECREASE) IN CASH                                        (17,306)              37,207            15,998
CASH, beginning of period                                               18,004                    -                 -
                                                            -------------------  -------------------  ----------------

CASH, end of period                                         $              698               37,207   $        15,998
                                                            ===================  ===================  ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION :
  Income taxes paid                                         $                -                  477   $           477
                                                            ===================  ===================  ================

  Interest paid                                             $                -                    -   $             -
                                                            ===================  ===================  ================


SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  FINANCING  ACTIVITIES:
     In October 2002, the Company issued 4,000,000 shares of its common stock as Founders' shares as payment for services in the amount of $4,000.
     In November 2002, the Company issued 50,000 shares as payment for services in the amount of $2,500.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO MARCH  31 2004


(1)     ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Cordexa Holdings, Inc., a Delaware Corporation incorporated on October 15, 2002, is the holding company for Cordexa Networks Corp. Cordexa Networks Corp. was incorporated under the laws of the Province of British Columbia, Canada on
December 5, 2002 and is a wholly owned subsidiary of Cordexa Holdings, Inc.(collectively the "Company"). On April 1, 2003, the Company changed its fiscal year-end from December 31, to June 30. The Company intends to provide a variety of Internet services including website hosting, hosting application and electronic mail services.

The unaudited consolidated financial statements have been prepared by Cordexa Holdings, Inc. (the "Company"), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended June 30, 2003 included in the Company's Form SB-2. The results of the Nine months ended March 31, 2004 are not necessarily indicative of the results to be expected for the full year ending June 30, 2004.



(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

     BASIS  OF  PRESENTATION:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred net losses from operations and has no established source of revenue, which raises substantial doubt about the Company's ability to continue as a going concern. Accordingly, the Company is dependent upon management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity at this time. It is the intent of management and significant shareholders to provide sufficient working capital necessary to support and reserve the Company as a going concern.

The financial consolidated statements do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

     PRINCIPLES  OF  CONSOLIDATION:

The accompanying consolidated financial statements present the consolidated accounts of Cordexa Holdings, Inc. and its wholly owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO MARCH  31 2004


         BASIC  AND  DILUTED  INCOME  (LOSS  PER  SHARE)

In accordance with SFAS No. 128, "Earnings Per Share," the basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income
(loss) per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of June 30, 2003, the Company does not have any equity or debt instruments outstanding that can be converted into common stock.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statements should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity.

In December 2003 the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied in periods ending after December 15, 2003. Otherwise, FIN 46 is to be applied for registrants who file under Regulation SX in periods ending after March 15, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

During May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 for public companies. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements".

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO MARCH  31 2004


of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.


 (3)  Related  Party  Transactions

Todd Cusolle, Cordexa Holdings Inc.'s Chief Financial Officer, is a 50% owner of 51st State Systems. 51st State Systems is a majority share holder in Cordexa Holdings, Inc.

The Company rents office space within a "Co-location" agreement with 51st State Systems. Under the terms of the Co-location Contract, 51st State Systems provides square footage, secure computer rack facilities, anti-static / anti earthquake flooring, uninterruptible power supply (UPS) with emergency generator power, pre-action systems for fire suppression, humidity-free climate controlled air conditioning units, redundant high-bandwidth internet transit services, and access to the building's communication wiring. Included as well, 51st State Systems provides the use photocopiers, telephones, fax machines, mail handling, and courier services. The agreement, which began in October of 2002, calls for rental payments of $1000 (Canadian Dollars) per month, with a two-year term, which can be terminated by either party with thirty days notice.

Cordexa Networks Corp. supplies web hosting services to a related party - National EDGAR Services Inc. ("National EDGAR.") National EDGAR is the operating subsidiary of NES Worldwide, Inc. Scott Kerr and Todd Cusolle, both officers and directors and majority shareholders of Cordexa Holdings, Inc., are also majority shareholders of NES Worldwide, Inc. The table below summarizes the transactions between Cordexa and National EDGAR. Management believes these transactions are at Fair Market value.

51st State and Cordexa operate in the same industry and provide complementary not competing, services. 51st State Systems develops web sites and web-based applications and Cordexa hosts (i.e. provides an environment to store and operate the websites) once they are built. 51st State and Cordexa share some senior management and facilities as well. This close working relationship results in the two companies sharing some common customers.

In 2002, 51st State re-focused its business on professional services relating to systems integration and web development, and away from month-to-month hosting services. Cordexa was formed at about the same time to assume the month-to-month hosting duties as a separate entity. As a result, contracts entered into by 51 State are to be transferred from 51st State to Cordexa during the period October 2003 through August 31 2004. Revenues from the transferred contracts were collected directly by 51st State on behalf of Cordexa.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO MARCH  31 2004



DESCRIPTION                       OCTOBER 15 2002    NINE MONTHS
                                    TO MARCH 31         ENDED
                                        2003        MARCH 31 2004
Services and Facilities provided  $          3,360  $        6,719
by 51st State

Revenue collected by 51stState                 nil  $        5,120
on behalf of Cordexa

Revenue from National Edgar
included in Revenue collected                  nil  $        4,106
by 51st State

Rent expense to 51st State Systems, Inc. amounted to $3,360 for the period from inception on October 15, 2002 to to March 31, 2003, and $6,719 from July 1 2003 to March 31, 2004.

$10,127 is included in accounts payable and accrued expenses at March 31 2004 as the net amount due to 51st State.

These collections shown in table above have been off-set by the receivables owing to 51st State from Cordexa for the facilities and office charges noted above.

The president Scott Kerr and the CFO Todd Cusolle are donating their time to the company. This amount has been included as general and administrative expense and as a contribution of capital. Cordexa has recorded a non-cash accounting expense in the amount of $ 15,300 for the nine months ended March 31, 2004 to reflect the value of Mr. Cusolle and Mr Kerr's services."

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained throughout this prospectus is correct as of any time subsequent to the date hereof.

                                1,026,500 SHARES

                             CORDEXA HOLDINGS, INC.

                                   PROSPECTUS

                                _________, 200__

Until __________________, 200__ (__ days from the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant's Certificate of Incorporation and by-laws permit it to eliminate the personal liability of its directors and to indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

     Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.


ITEM  25.   OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

                SEC  Registration  Fee                   $      81.00
                Blue  Sky  Fees  and  Expenses               5,910.00
                Legal  Fees  and  Expenses                  15,000.00
                Accounting  Fees  and  Expenses              7,500.00
                Printing  and  Engraving                     2,000.00
                Miscellaneous                                    0.00
                                                          -----------

                                           TOTAL         $  30,491.00

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     On October 15, 2002 the Registrant issued 3,800,000 shares of its common stock to 51st State Systems, Inc., in exchange for services rendered by 51st
State Systems, Inc. to the Registrant in connection with the Registrant's corporate organization. 51st State Systems, Inc. is a Canadian corporation, 50% of the outstanding capital stock of which is owned by Todd Cusolle, one of the Registrant's executive officers and directors. These shares were valued at par value, $.001 per share.

     On October 15, 2002 the Registrant issued 200,000 shares of its common stock to Scott Kerr, the Registrant's President, CEO and a director, in exchange for services rendered by Mr. Kerr to the Registrant in connection with the Registrant's corporate organization. These shares were valued at $.001 per share.

     On November 15, 2002 the Registrant issued 50,000 shares of its common stock to KGL Investments, Ltd., the beneficial owners of which are the partners of Kaplan Gottbetter & Levenson, LLP, counsel to the Registrant. The shares were issued for non-legal services and were valued at $.05 per share.

     All of the foregoing securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act. Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers of theses securities represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

     From November 2002 to March 2003, the Registrant conducted a private placement offering and sold 976,500 shares of its common stock at $.10 per share for a total of $97,650. The termination date of this offering was March 2003. The shares were sold to 7 accredited investors ($8,700), 1 non-accredited investor ($500), and 32 foreign investors ($88,450), all of whom had access to material information pertaining to our business. These investors were personal business acquaintances of the Registrant's officers.

     The sales made pursuant to the private placement offering were private transactions without registration in reliance on the exemption provided by
Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act of 1933, as amended. A private placement memorandum was provided to the non-accredited and accredited investors.

     A total of 92,000 shares were sold pursuant to Regulation D. The shares were sold to 7 accredited investors ($8,700) and 1 non-accredited investor ($500). The shareholders who purchased their shares in connection with the Regulation D offering each represented to us in writing that: 1) they would not sell or otherwise transfer any of the shares, or any interest therein, unless and until (a) said shares have first been registered under the Securities Act and/or all applicable state securities laws; or (b) they have first delivered to us a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to us), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (2) they acquired the shares for their own account for investment purposes only and not with a view to or for distributing or reselling such shares or any part thereof or interest therein; (3) they, either alone or together with its representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares, and have so evaluated the merits and risks of such investment;
(4) they are able to bear the economic risk of an investment in the shares and were able to afford a complete loss of such investment; (5) they understood that no federal or state agency has approved or disapproved the shares, passed upon or endorsed the merits of the private placement offering, or made any finding or determination as to the appropriateness of the shares for investment; and (6) they understood that the certificates representing the shares would bear restrictive legends.

     A total of 884,500 shares were sold pursuant to Regulation S. The shareholders who purchased their shares in connection with the Regulation S offering each represented to us in writing that 1) they were not U.S. persons and were not acquiring the shares for the account of any U.S. person; 2) if they were not an individual, they was not formed specifically for the purpose of acquiring the shares purchased pursuant to the subscription agreement; 3) they purchased the shares for their own accounts and risks, and not for the account or benefit of a U.S. Person as defined in Regulation S, and that no other person had any interest in or participation in the shares or any right, option, security interest, pledge or other interest in or to the shares; 4) they, any of their affiliates, or any person acting on their behalf, have made or are aware of any "directed selling efforts" in the United States; and 5) during the Restricted Period set forth under Rule 903(b)(iii)(A), they will not act as distributors, either directly or though any affiliate, nor will they sell, transfer, hypothecate or otherwise convey the shares other than to a non-U.S. Person. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

ITEM  27.   EXHIBITS.

Exhibit  Number          Description
---------------          -----------
  3.1                    Certificate  of  Incorporation*

  3.2                    By-Laws*

  4.1                    Specimen  Certificate  of  Common  Stock*

  5.1                    Form  of  Opinion  of  Counsel***

 10.1                    Stock  Option  Plan  of  2002*

Exhibit  Number          Description
---------------          -----------
 10.2                    Service  Contract  between  51st  State  Systems, Inc. and Cordexa
                         Holdings,  Inc.

 10.3                    Statement  of  Work  for Web Hosting Services between Gottbetter &
                         Partners,  LLP  and  Cordexa  Networks  Corp.  **

 10.4                    Statement  of  Work  for  Web  Hosting  Services  between  Canada
                         Diagostic  Centres,  Ltd.  and  Cordexa  Networks  Corp.  **

 10.5                    Statement  of Work for Web Hosting Services between National EDGAR
                         Services,  Inc.  and  Cordexa  Networks  Corp.  **

 10.6                    Memorandum of Understanding between Canada Wired Internet Services
                         Ltd.  and  Cordexa  Networks  Corp.  **

 10.7                    Memorandum  of  Understanding between Netnation Communication Inc.
                         and  Cordexa  Networks  Corp.  **

 10.8                    Memorandum  of  Understanding  between IBM Canada Ltd. and Cordexa
                         Networks  Corp.**

 10.9                    Statement  of  Work  for Web Hosting Services between Sheldan Wood
                         Creative and Cordexa  Networks  Corp.  ***

 10.10                   Statement  of  Work  for Web Hosting Services between Compton
                         International and Cordexa  Networks  Corp.  ***

21.1                     List  of  Subsidiaries*

23.1                     Accountant's  Consent

23.2                     Counsel's  Consent  to  Use  Opinion  (included  in Exhibit 5.1)***


*     Previously  filed  with  the  Registrant's  registration statement on Form
SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104363, on April 8, 2003.

**     Previously  filed  with  the  Registrant's registration statement on Form
SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104363, on November 12, 2003.

***     Previously  filed  in  registration  statement  on  Form  SB-2  with the
Securities and Exchange Commission, Registration Statement No. 333-104363 on February 11, 2003.


ITEM  28.   UNDERTAKINGS.

     The  Registrant  undertakes  to:

     (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
               (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, BC, on August 10, 2004.


                                          Cordexa  Holdings,  Inc.


                                          By:     /s/ Scott  Kerr
                                                  ---------------
                                                  Scott  Kerr, President and CEO

     In accordance with the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

     Signature                         Title                       Dated
----------------------     -------------------------------     -----------------

/s/ Scott  Kerr
----------------------
      Scott Kerr           President, CEO, and Director        August 10, 2004

/s/ Todd  Cusolle
----------------------
 Todd Cusolle              CFO, Executive V.P., Secretary      August 10, 2004
                           Principal Accounting Officer
                           and Director


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
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Exhibit  Number          Description
---------------          -----------
  3.1                    Certificate  of  Incorporation*

  3.2                    By-Laws*

  4.1                    Specimen  Certificate  of  Common  Stock*

  5.1                    Form  of  Opinion  of  Counsel***

 10.1                    Stock  Option  Plan  of  2002*

 10.2                    Service  Contract  between  51st  State  Systems, Inc. and Cordexa
                         Holdings,  Inc.

 10.3                    Statement  of  Work  for Web Hosting Services between Gottbetter &
                         Partners,  LLP  and  Cordexa  Networks  Corp.  **

 10.4                    Statement  of  Work  for  Web  Hosting  Services  between  Canada
                         Diagostic  Centres,  Ltd.  and  Cordexa  Networks  Corp.  **

 10.5                    Statement  of Work for Web Hosting Services between National EDGAR
                         Services,  Inc.  and  Cordexa  Networks  Corp.  **

 10.6                    Memorandum of Understanding between Canada Wired Internet Services
                         Ltd.  and  Cordexa  Networks  Corp.  **

 10.7                    Memorandum  of  Understanding between Netnation Communication Inc.
                         and  Cordexa  Networks  Corp.  **

 10.8                    Memorandum  of  Understanding  between IBM Canada Ltd. and Cordexa
                         Networks  Corp.**

 10.9                    Statement  of  Work  for Web Hosting Services between Sheldan Wood
                         Creative and Cordexa  Networks  Corp.  ***

 10.10                   Statement  of  Work  for Web Hosting Services between Compton
                         International and Cordexa  Networks  Corp.  ***

21.1                     List  of  Subsidiaries*

23.1                     Accountant's  Consent

23.2                     Counsel's  Consent  to  Use  Opinion  (included  in Exhibit 5.1)***

*     Previously  filed  with  the  Registrant's  registration statement on Form
SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104363, on April 8, 2003.

**     Previously  filed  with  the  Registrant's registration statement on Form
SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104363, on November 12, 2003.

***     Previously  filed  in  registration  statement  on  Form  SB-2  with the
Securities and Exchange Commission, Registration Statement No. 333-104363 on February 11, 2003.


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